Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of March 19, 2019 (this “Amendment”), among Covia Holdings Corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and Barclays Bank PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein but not otherwise defined have the meanings assigned to such terms in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Borrower, the several lenders from time to time party thereto prior to giving effect to this Amendment, the other agents party thereto, and Barclays, as Administrative Agent, previously entered into that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Required Revolving Lenders party hereto wish pursuant to Section 10.05 of the Existing Credit Agreement to amend the financial covenant set forth in Section 6.07 of the Existing Credit Agreement as described in this Amendment;

WHEREAS, the Lenders party hereto (who together constitute Required Revolving Lenders), the Borrower and the Administrative Agent wish to enter into this Amendment to modify the Existing Credit Agreement as set forth herein; and

WHEREAS, each of the undersigned hereby consents to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.Certain Amendments to the Existing Credit Agreement.

(a)Section 6.07 of the Existing Credit Agreement is, effective as of the First Amendment Effective Date (as defined below), hereby amended and restated in its entirety as follows:

Section 6.07Financial Covenant.

(a)Solely with respect to the Revolving Credit Facility, the Borrower covenants and agrees that it shall not, as of the last day of any Fiscal Quarter, permit the Leverage Ratio to exceed the level set forth below for the applicable period:

Period Ended	Leverage Ratio

March 31, 2019 – December 31, 2019	6.60:1.00
March 31, 2020 – December 31, 2020	5.50:1.00
March 31, 2021 – June 30, 2021	4.50:1.00
September 30, 2021 – December 31, 2021	4.25:1.00
March 31, 2022 and thereafter	4.00:1.00

(b)Upon the occurrence of a Covenant Reset Trigger (as defined in Section 6.07(e)) below), the maximum Leverage Ratio level under Section 6.07(a) shall automatically revert to 3.50:1.00.  Each Loan Party agrees that it shall, and shall cause each Restricted Subsidiary to, after any senior officer of any Loan Party or Restricted Subsidiary has knowledge thereof, give prompt (but in any event by the date that is three days after any such senior officer first has knowledge thereof) notice in writing to the Administrative Agent of the occurrence of any Covenant Reset Trigger.

(c)Upon the occurrence of a Covenant Reset Trigger, (i) compliance with this Section 6.07 shall be tested on the date on which such Covenant Reset Trigger occurs, based on the financial statements most recently delivered pursuant to Section 5.01(a) or (b) and calculated on a Pro Forma Basis for such completed fiscal quarter, and on the last day of each fiscal quarter of the Borrower ended thereafter and (ii) the Borrower shall promptly cause a certificate (similar in form to the Compliance Certificate) to be delivered to the Administrative Agent setting forth the calculation of the financial covenant set forth in this Section 6.07.

(d)Each reference in the Existing Credit Agreement to Section 6.07 (and the Leverage Ratio as used therein) shall be deemed to reference such terms as they exist after giving effect to the First Amendment.

(e)The following terms used in this Section 6.07 shall have the following meanings:

“Covenant Reset Trigger” means the occurrence of any of the following unless otherwise agreed by the Required Revolving Lenders:

(i)

At any time that (x) any Revolving Loans or Swing Line Loans are outstanding under the Credit Agreement, (y) the Leverage Ratio exceeds 2.75:1.00 for the most recent Test Period then ended and (z) the aggregate amount of Unrestricted Cash held by the Borrower and/or any of its Domestic Subsidiaries exceeds $150,000,000 for more than five consecutive Business Days (each date on which the conditions set forth in the foregoing clauses (x), (y) and (z) are met, a “Revolver Payment Date”), the failure of the Borrower to repay on such Revolver Payment Date outstanding Revolving Loans and Swing Line Loans in an amount equal to the lesser of (A) the aggregate amount of all Revolving Loans and Swing Line Loans then outstanding and (B) the portion of such Unrestricted Cash held by the Borrower and/or any of its Domestic Subsidiaries that exceeds $150,000,000 in the aggregate;

(ii)

By the tenth Business Day after delivery of the annual audited financial statements delivered in connection with any Fiscal Year (the “Excess Cash Flow Prepayment Due Date”), the Borrower shall fail to have made, during such Fiscal Year or after such Fiscal Year-end and prior to the Excess Cash Flow Prepayment Due Date, mandatory prepayments of Term Loans pursuant to Section 2.14(d) for such Fiscal Year and voluntary prepayments of Loans ((x) excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments, (y) including the actual amount paid by the Borrower in connection with any repurchase of Term Loans described in Section 2.13(c) and Section 10.06(c)(iv) and (z) excluding any such repayments of Loans funded with the proceeds of Indebtedness) that, in the aggregate, are equal to at least (A) 75% of Consolidated Excess Cash Flow for such Fiscal Year if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(d) of the Credit Agreement calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be greater than 3.50:1.00, (B) 50% of Consolidated Excess Cash Flow for such Fiscal Year if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(d) of the Credit Agreement calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 3.50:1.00 and greater than 2.50:1.00 or (C) 25% of Consolidated Excess Cash Flow for such Fiscal Year if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(d) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 2.50:1.00 and greater than 2.00:1.00 (it being understood that no such prepayments shall be required for such Fiscal Year pursuant to this clause (ii) if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(d) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 2.00:1.00), unless the aggregate prepayment amount required pursuant to this clause (ii) would not exceed $10,000,000.  Voluntary prepayments of Loans that are included in the calculation of this clause (ii) are referred to herein as “Incremental Excess Cash Flow Prepayments.” For the avoidance of doubt, any voluntary prepayments made after the applicable Fiscal Year-end and prior to the applicable Excess Cash Flow Prepayment Due Date and included in the calculation of this clause (ii) for such Fiscal Year may not be included in the calculation of this clause (ii) for the subsequent Fiscal Year.

(iii)	the aggregate amount of Indebtedness outstanding in reliance on the Incremental Dollar Amount exceeds, in an aggregate principal amount at any time outstanding, $50,000,000;
(iv)	the Borrower incurs any Indebtedness in reliance on clause (z) of Section 2.24(a) based on any Incremental Excess Cash Flow Prepayments;
(v)

the aggregate amount of Indebtedness outstanding in reliance on Section 6.01(cc) exceeds, in an aggregate principal amount at any time outstanding, the greater of $75,000,000 and 2.25% of Consolidated Tangible Assets;

(vi)	the aggregate amount of Restricted Junior Payments made in reliance on Section 6.04(i) exceeds the greater of $25,000,000 and 0.75% of Consolidated Tangible Assets.

“First Amendment” means the First Amendment dated as of March 19, 2019 among the Borrower, the Guarantors party thereto, the Revolving Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means March 19, 2019.

(b)Each of the undersigned hereby consents to the Amendment and the modification of the Loan Documents as contemplated thereby.

SECTION 2.Amendment Effectiveness.  This Amendment shall become effective on and as of the first date on which the following conditions have been satisfied (such date, the “First Amendment Effective Date”):

(a)Executed Amendment.  The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by an Authorized Officer of the Borrower, each Guarantor, the Administrative Agent and Lenders that constitute the Required Revolving Lenders.

(b)No Default.  As of the First Amendment Effective Date, before and immediately after giving effect to this Amendment, (a) no event shall have occurred and be continuing or would result from this Amendment that would constitute a Default or an Event of Default and (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects.

(c)Expenses.  All reasonable out-of-pocket expenses required to be reimbursed by the Borrower on the First Amendment Effective Date shall have been paid (to the extent invoiced at least two (2) Business Days prior to the First Amendment Effective Date).

(d)Consent Fee.  The Administrative Agent shall have received from the Borrower, for the benefit of each Revolving Lender that has provided its signature hereto to the Administrative Agent no later than 5 p.m., New York City time, on March 18, 2019, a consent fee in an amount equal to 0.15% of the aggregate amount of, without duplication, the Revolving Exposure of such consenting Revolving Lender (including Barclays in its capacity as a Revolving Lender), held by such Revolving Lender on the First Amendment Effective Date immediately prior to giving effect to this Amendment, which fee will be fully earned and payable on the First Amendment Effective Date.

SECTION 3.Representations and Warranties. On and as of the First Amendment Effective Date, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that:

(a)the execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party, has been duly executed and delivered by such Loan Party and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(b)as of the date hereof (immediately before and after giving effect to the occurrence of the First Amendment Effective Date and the effectiveness of the Amendment), (a) no event has occurred and is continuing or would result from this Amendment that would constitute a Default or an Event of Default and (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects.

SECTION 4.No Other Amendments; References to the Credit Agreement.  Other than as specifically provided herein or in the Credit Agreement, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Lenders under (and as defined in) the Existing Credit Agreement or any other Loan Document (as such term is defined in the Existing Credit Agreement) or of any other term or condition of the Existing Credit Agreement or any other Loan Document (as such term is defined in the Existing Credit Agreement) nor shall the entering into of this Amendment preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Existing Credit Agreement.  All references to the Existing Credit Agreement in any document, instrument, agreement, or writing that is a Loan Document shall from and after the First Amendment Effective Date be deemed to refer to the Credit Agreement, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the First Amendment Effective Date, the Credit Agreement.  This Amendment shall be a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

SECTION 5.Headings.  The section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.

SECTION 6.Execution in Counterparts.  This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

SECTION 7.Cross-References.  References in this Amendment to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Amendment.

SECTION 8.Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 9.Reaffirmation.

(a)Each Loan Party hereby (i) expressly acknowledges the terms of the Credit Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by the undersigned, (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, (iv) agrees that each Security Document secures all Obligations of the Loan Parties in accordance with the terms thereof and (v) confirms this Amendment does not represent a novation of any Loan Document. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations.

(b)Each Loan Party hereby reaffirms, as of the First Amendment Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to Article VII of the Credit Agreement and its grant of Liens on the Collateral to secure the Obligations.

(c)Each Loan Party further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

(d)Each Loan Party hereby acknowledges and agrees that the acceptance by the Administrative Agent and each applicable Lender of this document shall not be construed in any manner to establish any course of dealing on such Person’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

COVIA HOLDINGS CORPORATION, as Borrower

By:	/s/ Andrew D. Eich
Name: Andrew D. Eich
Title: Executive Vice President and CFO

[Signature Page to Covia First Amendment]

BISON MERGER SUB I, LLC

COVIA FINANCE COMPANY LLC

COVIA LIME LLC

COVIA SPECIALTY MINERALS INC.

WINCHESTER AND WESTERN RAILROAD COMPANY

ALPHA RESINS, LLC

BEST SAND CORPORATION

BEST SAND OF PENNSYLVANIA, INC.

BLACK LAB LLC

CHEYENNE SAND CORP.

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.

FAIRMOUNT LOGISTICS LLC

FAIRMOUNT MINERALS, LLC

FAIRMOUNT SANTROL INC.

FML RESIN, LLC

FML SAND, LLC

FML TERMINAL LOGISTICS, LLC

FMSA INC.

MINERAL VISIONS INC.

SELF-SUSPENDING PROPPANT LLC

SHAKOPEE SAND LLC

SPECIALTY SANDS, INC.

STANDARD SAND CORPORATION

TECHNISAND, INC.

WEDRON SILICA COMPANY

WEST TEXAS HOUSING LLC

WEXFORD SAND CO.

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.

WISCONSIN SPECIALTY SANDS, INC.,

each as a Guarantor

By:	/s/ Andrew D. Eich
Name: Andrew D. Eich
Title: Executive Vice President and CFO

[Signature Page to Covia First Amendment]

BARCLAYS BANK PLC,
as Administrative Agent and as a Revolving Lender

By:	/s/ Kevin Crealese
Name: Kevin Crealese
Title: Managing Director

[Signature Page to Covia First Amendment]

BNP PARIBAS, as a Revolving Lender

By:	/s/ David L. Berger
Name: David L. Berger
Title: Managing Director

By:	/s/ Julie Gauduffe
Name: Julie Gauduffe
Title: Vice President

[Signature Page to Covia First Amendment]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Charles J. Miller
Name: Charles J. Miller
Title: Vice President

[Signature Page to Covia First Amendment]

KBC BANK N.V., New York Branch, as a Revolving Lender

By:	/s/ William Cavanaugh
Name: William Cavanaugh
Title: Director

By:	/s/ Susan M. Silver
Name: Susan M. Silver
Title: Managing Director

[Signature Page to Covia First Amendment]

PNC Bank, NA, as a Revolving Lender

By:	/s/ Keven Larkin
Name: Keven Larkin
Title: Vice President

[Signature Page to Covia First Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Suzannah Valdivia
Name: SUZANNAH VALDIVIA
Title: SENIOR VICE PRESIDENT

[Signature Page to Covia First Amendment]

Wells Fargo Bank, N.A., as a Revolving Lender

By:	/s/ Corbin M. Womac
Name: Corbin M. Womac
Title: Director

[Signature Page to Covia First Amendment]

CITIZENS BANK, N.A., as a Revolving Lender

By:	/s/ Kari McDaniel
Name: Kari McDaniel
Title: Vice President

[Signature Page to Covia First Amendment]